                                                                    Exhibit 23.5

                     CONSENT OF THE CARSON MEDLIN COMPANY


We hereby consent to the inclusion as Appendix C to the Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of MoutainBank Financial Corporation of our letter to the Board of Directors of First Western Bank and to the references made to such letter and to the firm in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                   /s/ THE CARSON MEDLIN COMPANY
                                                   THE CARSON MEDLIN COMPANY

Tampa, Florida
October 8, 2001